UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     February 1, 2006
                                                 -------------------------------

                                UTIX GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                     0-24015                   75-2340624
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  (State or Other Jurisdiction       (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)


       7  New England Executive Park, Burlington, MA              01803
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         (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code   (781) 229-2589
                                                   -----------------------------


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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.      Entry into a Material Definitive Agreement

General
-------

     On February 1, 2006, the Registrant and Mark L. Pover entered into an employment agreement(effective as of January 23, 2006 (the "Effective Date")), pursuant to which Mr. Pover shall serve as the Registrant's Chief Financial Officer (the "Employment Agreement"), commencing as of March 1, 2006. The Employment Agreement's one-year term shall be automatically extended for additional periods of one (1) year, unless either party gives written notice of termination to the other party at least six (6) months prior to the end of the term, or any extension thereof.

     The Employment Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Consideration
-------------

     Pursuant to the Employment Agreement, in consideration for his services, Mr. Pover will receive an annual base salary of $192,000, which amount will be reviewed periodically by the Registrant's compensation committee. Mr. Pover will also be eligible for an annual performance bonus, of up to 30% of his annual base salary, based upon his individual performance, the Registrant's general operating performance, and certain other factors.

     The Employment Agreement also provides that:

         o the Registrant will grant Mr. Pover an option to purchase such amount of shares of common stock of the Registrant equal to 1.5% of its issued and outstanding shares of common stock at the time his employment commences (as further set forth in Item 3.02 below);

         o Mr. Pover will receive a "fast start" bonus of $8,000 on the six(6) month anniversary of the Effective Date (subject to review by the Registrant's Chief Executive Officer);

         o the Registrant will advance and/or reimburse Mr. Pover for all reasonable expenses incurred in connection with his services thereunder; and

         o Mr. Pover will receive all benefits generally made available to senior executives of the Registrant.

Termination
-----------

     The Employment Agreement provides that it may be terminated by the Registrant either for "cause", upon the death or disability of Mr. Pover, or for his poor performance (as determined by the Registrant's board of directors).

     If the Registrant terminates the Employment Agreement for "cause", (i) the Registrant will pay Mr. Pover his annual base salary, and pro-rated annual bonus, earned through his last day of employment, and (ii) any stock options not yet vested as of the last day of employment will be canceled.

     If Mr. Pover's employment is terminated for reason of his death or "disability", the Registrant will, for nine (9) months following the date of his death or deemed disability, (i) continue to pay Mr. Pover, his surviving spouse, if living, or his estate, his annual base salary plus any accrued bonus, computed at a rate of 110% of the previous year's bonus, pro-rated for the partial year and, (ii) continue to provide full benefits.

     If Mr. Pover's employment is terminated because of his poor performance, as determined by the Registrant's board of directors, the Registrant will provide him with his base salary, benefits, and annual bonus for a period of nine (9)



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

months following the date of termination, such bonus to be computed at a rate of 110% of the previous years bonus, pro-rated for the partial year. In addition,
(i) Mr. Pover will maintain all stock options, warrants, restricted stock and/or other equity arrangements vested as of the date of termination, (ii) 50% of the then-remaining unvested portion of any such equity arrangements shall automatically vest, and (iii) all remaining unvested equity arrangements will be canceled.

     Mr. Pover may terminate the Employment Agreement upon thirty (30) days prior written notice to the board of directors if the Registrant (i) reduces his title, scope of authority, duties or responsibilities, or (ii) relocates his principal workplace, increasing his commute by more than twenty (20) miles (in each case, a "Material Modification"), or he may otherwise voluntarily resign; provided such notice is delivered to the Chairman of the Board within sixty (60) days following the occurrence of such Material Modification, or "voluntary resignation".

     If Mr. Pover's employment is terminated due to a Material Modification, the Registrant shall pay him his base salary, benefits, and bonus for a period of nine (9) months following the date of termination. In addition, (i) Mr. Pover will maintain all stock options, warrants restricted stock and other equity arrangements vested as of the date of termination, and (ii) 100% of the then remaining unvested portion of the restricted stock will automatically vest.

     If the Employment Agreement is terminated due to Mr. Pover's "voluntary resignation", (i) the Registrant shall pay his annual base salary and annual bonus earned to and including the last day of employment, and any statutory benefits, and (ii) all stock options not yet vested on the last day of employment will be canceled.

     If Mr. Pover's employment is terminated other than for disability or death, or for cause, within twelve (12) months following a "change in control" of the Registrant, the Registrant will pay him his base salary and benefits, as well as an annual bonus, for a period of twelve (12) months following the date of termination. In such case:

         o Mr. Pover will receive benefits in full for the twelve (12) month period following the termination;

         o bonuses will be computed at a rate of 150% of the previous year's bonus or an amount as negotiated between the parties, but in no event shall such amount be less than 60% of Mr. Pover's then current base salary;

         o all stock options, warrants, restricted stock and other equity arrangements vested as of the date of termination will remain with Mr. Pover, and

         o 100% of the then remaining unvested portion of all stock options, warrants, restricted stock and any other equity arrangements will automatically become vested, exercisable and/or granted as the case may be.

Restrictive Covenants
---------------------

     Pursuant to the Employment Agreement, Mr. Pover has agreed that:

         o during the term, and for a period of five (5) years thereafter, he would not disclose any "confidential information" of the Registrant;


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

         o any work product that he prepares during the course of his employment, which is solely related to the business of the Registrant, will be the property of the Registrant;

         o for a period of one (1) year after the date of termination of his employment with the Registrant, for any reason, he will not to engage in any business, whether as an employee, consultant or otherwise, that is competitive with any business activity of the Registrant, with which he was directly involved during his final six (6) months of employment with the Registrant;

         o he would not accept employment or a consulting position with any business which is, or at any time within one (1) year prior to his termination, was a customer of the Registrant, without the prior written consent of the Chief Executive Officer or other authorized executive of the Registrant; and

         o during the term, and for one (1) year thereafter, he would not solicit any of the Registrant's employees, customers, clients, suppliers or independent contractors.

Item 3.02.    Unregistered Sale of Equity Securities

     On February 1, 2006, the Registrant entered into an Employment Agreement with Mark L. Pover, as further described in Item 1.01 above.

     Pursuant to the Employment Agreement, the Registrant granted Mr. Pover an option to purchase such amount of shares of common stock of the Registrant equal to 1.5% of its issued and outstanding shares of common stock at the time his employment commences, at an exercise price as determined pursuant to the Employment Agreement (the "Options"). The Options (i) will expire ten years from the date of issuance, and (ii) will vest at the rate of 25% on the first anniversary of the grant, and at a rate of 2.10% per month for thirty-six (36) months thereafter, subject to the provisions of the Employment Agreement, described in more detail in Item 1.01 above.

     The Registrant believes that this grant is exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Rule 701 promulgated thereunder, because such options were granted pursuant to a written compensatory benefit plan, copies of which were provided to each participant, and the aggregate offering price did not exceed the limit prescribed by Rule 701 in connection with such grant.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 1, 2006, the Registrant entered into an Employment Agreement with Mark L. Pover, as further described in Item 1.01 above.

     Mr. Pover has over eighteen (18) years of diversified experience in financial and operational management, with a proven skill set in the areas of executive management, finance and accounting, investment banking, mergers and acquisitions, and information technology. Since 1999, he has served as Chief Financial Officer of Turbine Entertainment Software Corporation, a Massachusetts-based publisher and developer of subscription-based online entertainment. Previously, Mr. Pover served as Chief Financial Officer of Eon Reality, a developer of interactive visual content management software that he co-founded; Chief Financial Officer of Prosolvia, Inc., the U.S. division of Prosolvia AB, a publicly traded Swedish company; General Manager of Deluxe Video Services, a division of publicly traded Rank Group, PLC; and Chief Financial Officer of VIDCO International and Associates ("VIDCO"), where he led the

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

financial turnaround of VIDCO and subsequently led its sale to Rank Group. From 1987 through 1993, Mr. Pover served as a professional accountant with the firms of Porvin, Todes & Burnstein, P.C. and Kopmeyer & Hoag, P.C. He earned a Bachelor of Science degree in Administration from the University of Michigan and a Masters of Science degree in Management from Walsh College.

     The press release announcing Mr. Pover's engagement is attached hereto as
Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

         (a)  Not Applicable

         (b)  Not Applicable

         (c)  Exhibits

         Exhibit Number        Description
         --------------        -----------

                10.1 Employment Agreement between the Registrant and Mark L. Pover, dated February 1, 2006.

                99.1 Press Release, dated February 7, 2006, announcing Mark L. Pover's appointment as the Registrant's Chief Financial Officer.





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



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                     UTIX GROUP, INC.



Date: February 7, 2006               By: /s/ Anthony G. Roth
      ----------------                   ------------------------------------
                                         Anthony G. Roth
                                         Chief Executive Officer and President




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


                                  EXHIBIT INDEX


Exhibit No.       Exhibit Title
-----------       -------------

    10.1 Employment Agreement between the Registrant and Mark L. Pover, dated February 1, 2006.

    99.1          Press Release, dated February 7, 2006, announcing Mark L.
                  Pover's appointment as the Registrant's Chief Financial
                  Officer.





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